                 [LETTERHEAD OF PIPER & MARBURY APPEARS HERE]


                               December 23, 1997

                                                                     EXHIBIT 5.2

Capstead Mortgage Corporation
2711 North Haskell Avenue
Suite 900
Dallas, Texas  75204

Ladies and Gentlemen:

        We have acted as special Maryland counsel for Capstead Mortgage Corporation, a Maryland corporation (the "Company"), in connection with a Registration Statement on Form S-3 filed by the Company under the Securities Act of 1933, as amended (the "Registration Statement"), with respect to the contemplated issuance by the Company from time to time of up to 5,200,000 shares of Common Stock, par value $.01 per share (the "Shares"), of the Company.

        In this capacity, we have examined the Registration Statement, the Prospectus, the Charter and By-Laws of the Company, the resolutions of the Board of Directors of the Company or a committee thereof relating to the authorization of the issuance of the Shares, an Officer's Certificate of the Company dated the date hereof, and such other statutes, certificates, instruments, and documents relating to the Company and matters of law as we have deemed necessary to the issuance of this opinion. In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and that all public records reviewed are accurate and complete. As to factual matters, we have relied on the Officer's Certificate and have not independently verified the matters stated therein.

        Based upon the foregoing and having regard for such legal considerations as we deem relevant, we are of the opinion and so advise you that the issuance of the Shares has been duly authorized, and such Shares, when issued and delivered as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable.

Capstead Mortgage Corporation
December 23, 1997
Page 2


        The opinion herein is limited to the laws of the State of Maryland and we express no opinion as to the laws of any other jurisdiction. This opinion is solely for the benefit of the addressee hereof, and, without our prior written consent, may not be quoted in whole or in part or otherwise referred to in any legal opinion, document or other report, and may not be furnished to any person or entity except that Andrews & Kurth L.L.P. is authorized to rely on this opinion in rendering its opinion to be filed as an exhibit to the Registration Statement.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus included in the Registration Statement. In giving our consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                        Very truly yours,

                                        /s/ PIPER & MARBURY L.L.P.